Exhibit 99

CBS BOARD OF DIRECTORS DECLARES DIVIDEND
TO PROTECT AND GIVE VOTING POWER TO STOCKHOLDERS
Decision Is Subject to Delaware Court Approval

     NEW YORK – May 17, 2018 – The Board of Directors of CBS Corporation (NYSE: CBS.A and CBS), in a unanimous vote of the directors not affiliated with National Amusements, Inc. ("NAI"), today declared a pro rata dividend of 0.5687 shares of Class A common stock for each share of the Company's Class A common stock and Class B common stock to stockholders of record on the record date, as is permitted under CBS's charter.

     The payment of the dividend is conditioned on a final determination by the Delaware courts, including a final decision on or the exhaustion of time for any appeals, that the dividend is permissible. The record date for the dividend will be 10 days following such final determination by the Delaware courts or on the next business day after the end of such 10-day period. The payment date is expected to occur five business days after the record date or as soon as practicable thereafter. The Company believes that the written consents delivered by NAI purporting to amend the Company's bylaws are neither valid nor effective.

     The dividend, if issued, would dilute NAI's voting interest from approximately 79% to approximately 20%. The dividend would not dilute the economic interests of any CBS stockholder.

     The Board of Directors has taken this step because it believes it is in the best interests of all CBS stockholders, is necessary to protect stockholders' interests and would unlock significant stockholder value. If consummated, the dividend would enable the Company to operate as an independent, non-controlled company and more fully evaluate strategic alternatives.

     At the same time, in light of the recent actions by NAI and the pending litigation in the Delaware Chancery Court, the Board of Directors determined to postpone its 2018 annual meeting of stockholders that was previously scheduled to take place tomorrow. The Board will determine shortly a new record date for the meeting and will publicly announce the new date, time and location. The postponement will provide all constituents with additional time to consider all pertinent matters before the annual meeting.

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About CBS Corporation

CBS Corporation (NYSE: CBS.A and CBS) is a mass media company that creates and distributes industry-leading content across a variety of platforms to audiences around the world. The Company has businesses with origins that date back to the dawn of the broadcasting age as well as new ventures that operate on the leading edge of media. CBS owns the most-watched television network in the U.S. and one of the world's largest libraries of entertainment content, making its brand — "the Eye" — one of the most-recognized in business. The Company's operations span virtually every field of media and entertainment, including cable, publishing, local TV, film, and interactive and socially responsible media. CBS' businesses include CBS Television Network, The CW (a joint venture between CBS Corporation and Warner Bros. Entertainment), Network Ten Australia, CBS Television Studios, CBS Studios International, CBS Television Distribution, CBS Consumer Products, CBS Home Entertainment, CBS Interactive, CBS Films, Showtime Networks, CBS Sports Network, Pop (a joint venture between CBS Corporation and Lionsgate), Smithsonian Networks, Simon & Schuster, CBS Television Stations, and CBS EcoMedia. For more information, go to www.cbscorporation.com.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains statements that are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company's current expectations concerning future results and events.  Similarly, statements that describe the Company's objectives, plans or goals are or may be forward-looking statements.  Specifically, the statements concerning the stock dividend and the lawsuit filed on May 14, 2018 in the Delaware Court of Chancery, are or may be forward-looking statements.  These and other forward looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual effects of the stock dividend and the lawsuit to be different from those expected by the Company. These risks, uncertainties and other factors include, among others, that the stock dividend may not be declared or issued, that the stock dividend may or may not have an impact on the trading value of the shares of the Company's common stock, that the outcome of the lawsuit filed on May 14, 2018 is inherently unpredictable, as well as the other factors described in the Company's filings with the U.S. Securities and Exchange Commission including, but not limited to, the Company's most recent Form 10-K, Forms 10-Q and Forms 8-K. The forward-looking statements included in this press release are made only as of the date of this press release and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

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CBS Contacts:
Gil Schwartz	212-975-2121	gdschwartz@cbs.com
Dana McClintock	212-975-1077	dlmcclintock@cbs.com